EXHIBIT 99.1

EXTRACTION OIL & GAS ANNOUNCES PARTICIPATION AT

GOLDMAN SACHS GLOBAL ENERGY CONFERENCE

DENVER, January 3, 2017 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ:XOG), an oil and gas exploration and production company with assets primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado, today announced that it will be participating at the Goldman Sachs Energy Conference in Orlando, Florida on Thursday, January 5, 2017. The presentation to be used in conjunction with this conference will be available on the “Investors—News and Events—Presentations” section of the Company’s website, www.extractionog.com, on the afternoon of January 4, 2017.

About Extraction Oil & Gas, Inc.

Extraction is an independent oil and gas company focused on the acquisition, development and production of oil, natural gas and natural gas liquids reserves in the Rocky Mountains, primarily in the Wattenberg Field of the Denver-Julesburg Basin of Colorado.

For further information, please contact:

Mr. Rusty Kelley, Chief Financial Officer, Extraction Oil & Gas, Inc. +1-720-557-8300